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                                                         EXHIBIT 10.16__________

                        MINERAL PROPERTY OPTION AGREEMENT

                                    BETWEEN:

                          MINERA CORTEZ RESOURCES LTD.

                                      AND:

                                AZCO MINING INC.

                                  DEVLIN JENSEN
                            Barristers and Solicitors
                                 P.O. Box 12077
                              Harbour Centre Tower
                      Suite 2550, 555 West Hastings Street
                      Vancouver, British Columbia, V6B 4N5

                                   ----------



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                        MINERAL PROPERTY OPTION AGREEMENT

               THIS MINERAL PROPERTY OPTION AGREEMENT is made and dated for reference effective as of the 20th day of May, 1999.

BETWEEN:

               MINERA CORTEZ RESOURCES LTD., AND ON BEHALF OF ITS MEXICAN SUBSIDIARY, a company duly incorporated under the laws of the Province of British Columbia and having an address for notice and delivery located at Suite 5640 Marine Drive, West Vancouver, British Columbia, V7W 2R6

               (the "Optionor");

                                                               OF THE FIRST PART

AND:

               AZCO MINING INC., a company duly incorporated under the laws of the State of Delaware, U.S.A., and having an address for notice and delivery located at Suite 1250, 999 West Hastings Street, Vancouver, British Columbia V6C 2W2

               (the "Optionee");

                                                              OF THE SECOND PART

               (the Optionor and the Optionee being hereinafter singularly also referred to as a "Party" and collectively referred to as the "Parties" as the context so requires).

               WHEREAS:

A. The Optionor, through its Mexican subsidiary, is the beneficial owner of certain mineral property interests which are located in the State of Sonora, Mexico (collectively, the "Property"), and which mineral interests comprising the Property are more particularly described in Schedule "A" which is attached hereto and which forms a material part hereof;

B. The Optionor has herein agreed to grant an option to the Optionee (the "Option") to acquire an undivided one hundred percent (100%) legal and beneficial interest in and to the mineral property interests comprising the Property; and

C. The Parties hereto have agreed to enter into this Agreement which clarifies their respective duties and obligations with respect to the Property and the Option granted thereon on the terms and conditions herein contained;



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               NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS
FOLLOWS:

                                    ARTICLE 1
                    DEFINITIONS, SCHEDULES AND INTERPRETATION

1.1 DEFINITIONS. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

        (a) "Agreement" means this Mineral Property Option Agreement as entered into between the Parties hereto, together with any amendments thereto and any Schedules as attached thereto;

        (b) "Arbitration Act" means the Commercial Arbitration Act of the Province of British Columbia, R.S.B.C. 1996, as amended from time to time, as set forth in Article "12" hereinbelow;

        (c) "Cash Payment" has the meaning ascribed to it in section "2.2" hereinbelow;

        (d) "Closing" has the meaning ascribed to it in section "6.1" hereinbelow and includes, without limitation, the closing of each of the transactions contemplated hereby which shall occur after the conditions precedent set out in Article "5" hereinbelow have been satisfied in their entirety;

        (e) "Closing Date" has the meaning ascribed to it in section "6.1" hereinbelow;

        (f) "Confidential Information" has the meaning ascribed to it in section "10.1" hereinbelow;

        (g) "Defaulting Party" and "Non-Defaulting Party" have the meanings ascribed to them in section "13.1" hereinbelow;

        (h) "Effective Date" means the date of acceptance for filing of the transactions contemplated by this Agreement by the Regulatory Authorities;

        (i) "Escrow Agent" means Devlin Jensen, Barristers and Solicitors, or such other mutually agreeable escrow agent as may be selected by the Parties hereto either prior to or after the Execution Date and who agrees to be bound by the terms and conditions of this Agreement;

        (j)    "Exchange" means The Toronto Stock Exchange;

        (k) "Execution Date" means the actual date of the complete execution of this Agreement and any amendments thereto as set forth on the front page of this Agreement;

        (l) "Option" has the meaning ascribed to it in recital "B" hereinabove as effected in the manner as set forth in Article "2" hereinbelow;



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        (m)    "Optionee" means Azco Mining Inc., a company duly incorporated pursuant to the laws of the State of Delaware, U.S.A., or any successor company, however formed, whether as a result of merger, amalgamation or other action;

        (n) "Option Period" has the meaning as set forth in section "2.1" hereinbelow;

        (o) "Option Price" has the meaning ascribed to it in section "2.2" hereinbelow;

        (p) "Optionor" means Minera Cortez Resources Ltd., a company duly incorporated pursuant to the laws of the Province of British Columbia, or any successor company, however formed, whether as a result of merger, amalgamation or other action, or any subsidiary of the Optionor;

        (q) "Party" or "Parties" means the Optionor and/or the Optionee hereto, together with their respective successors and permitted assigns as the context so requires;

        (r) "person" or "persons" means an individual, corporation, partnership, party, trust, fund, association and any other organized group of persons and the personal or other legal representative of a person to whom the context can apply according to law;

        (s) "Property" has the meaning ascribed to it in recital "A." hereinabove; and which mineral interests comprising the Property are particularly described in Schedule "A" which is attached hereto together with any other claim or property interests of the Parties hereto which are incorporated into the Property by the terms of this Agreement;

        (t) "Property Documentation" means any and all technical records and other factual engineering data and information relating to the mineral interests comprising the Property and including, without limitation, all plans, maps, agreements and records which are in the possession or control of any Party hereto;

        (u) "Property Rights" means all mineral licenses and all prioritized and protocoled applications for exploration licenses, permits, easements, rights-of-way, certificates, exclusive prospecting orders and other approvals obtained by either of the Parties either before or after the Execution Date of this Agreement and necessary for the exploration and development of any of the mineral interests comprising the Property;

        (v) "Regulatory Approval" means the acceptance for filing of the transactions contemplated by this Agreement by the Regulatory Authorities;

        (w) "Regulatory Authorities" means the Exchange and such other regulatory bodies and agencies who have jurisdiction over the affairs of any of the Parties hereto and including, without limitation, all Regulatory Authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated by this Agreement;

        (x) "Securities Act" means the Securities Act of the Province of British Columbia, S.B.C. 1985, as amended from time to time, together with the Rules and Regulations to the Securities Act;

        (y) "Subject Removal Date" has the meaning ascribed to it in section "5.1" hereinbelow;



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        (z)    "subsidiary" means any company or companies of which more than
               50% of the outstanding shares carrying votes at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the board of directors of such company or companies) are for the time being owned by or held for a company and/or any other company in like relation to the company, and includes any company in like relation to the subsidiary;

        (aa) "Trading Shares" has the meaning ascribed to it in section "2.2" hereinbelow; and

        (ab) "Transfer Documents" has the meaning as set forth in section "7.2" hereinbelow.

1.2 SCHEDULES. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following shall represent the Schedule which is attached to this Agreement and which forms a material part hereof:

                 Schedule                            Description
               Schedule "A":                           Property

1.3 INTERPRETATION. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

        (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

        (b) the headings are for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope or extent of this or any provision of this Agreement;

        (c) any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

        (d) words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

                                    ARTICLE 2
           GRANT, MAINTENANCE, EXERCISE AND TERMINATION OF THE OPTION

2.1 GRANT OF THE OPTION. Subject to the terms and conditions hereof and based upon the representations, warranties and covenants contained in Articles "3" and "4" hereinbelow and the prior satisfaction of the conditions precedent which are set forth in Article "5" hereinbelow, the Optionor hereby agrees to give and grant to the Optionee the sole and exclusive right and option to acquire an undivided one hundred percent (100%) legal and beneficial interest in and to the mineral interests comprising the Property (again the "Option") and, in order to maintain the Option in good standing and in full force and effect, the Optionee hereby agrees to exercise the Option on or before the Closing Date (as hereinafter determined) (which period in time from the Execution Date herein to the Closing Date is referred to as the "Option Period") for the Cash Payment and the Trading Share issuance to be paid and issued in accordance with section "2.2" hereinbelow, and, in consideration therefor, the Optionor does hereby undertake for the Optionor, together with the Optionor's agents, advisors and subsidiaries, that they will not until the earlier of the Closing Date or the termination of this Agreement approach other potential optionees,



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make, invite, entertain or accept any offer for the sale of any of the mineral interests comprising the Property, or disclose any of the terms of this Agreement, without the Optionee's prior written consent.

2.2 CONSIDERATION FOR AND MAINTENANCE OF THE OPTION. In order to keep the right and Option granted to the Optionee in respect of the Property in good standing and in force and effect during the Option Period the Optionee shall be obligated to pay and issue the following Cash Payment and Trading Share issuance (collectively, the "Option Price") to and for the order of the Optionor in the following manner:

        (a) Cash Payment: pay to the order and direction of the Optionor the sum of U.S. $20,000 (the "Cash Payment") on or before two calendar days from the Effective Date of this Agreement; and

        (b) Trading Share Issuance: issue to the Optionor a total of 30,000 fully paid and non-assessable trading common shares in the capital of the Optionee (each a "Trading Share"), at a deemed issuance price of U.S. $1.00 per Trading Share, on or before two calendar days from the Effective Date of this Agreement.

2.3 RESALE RESTRICTIONS. The Optionor hereby acknowledges and agrees that the Optionee makes no representations as to any resale or other restriction affecting the Trading Shares, and that it is presently contemplated that the Trading Shares will be issued by the Optionee to the Optionor in reliance upon the registration and prospectus exemptions contained in sections 45(2)(19) and 74(2)(18) of the Securities Act which will impose a trading restriction in the Province of British Columbia on the Trading Shares for a period of at least 12 months from their date of issuance. In addition, the obligation of the Optionee to issue the Trading Shares pursuant to section "2.2" hereinabove is subject to the Optionee being satisfied that an exemption from applicable registration and prospectus requirements is available under the securities laws of the Province of British Columbia and the United States in respect of the Optionor, and the Optionee shall be relieved of any obligation whatsoever to issue Trading Shares in respect of the Optionor where the Optionee reasonably determines that a suitable exemption is not available to it.

2.4 TERMINATION OF THE OPTION. The Option shall terminate upon two calendar days' prior written notice being first being provided by the Optionor to the
Optionee:

        (a) if the Optionee fails to make the required Cash Payment to the order and direction of the Optionor in accordance with paragraph "2.2(a)" hereinabove within the time period specified in paragraph "2.2(a)"; or

        (b) if the Optionee fails to make the required Trading Share issuance to the Optionor in accordance with paragraph "2.2(b)" hereinabove within the time periods specified in paragraph "2.2(b)".

2.5 TERMINATION BY THE OPTIONEE. Prior to the exercise of the Option the Optionee may terminate the Option by providing a notice of termination to the Optionor in writing of its desire to do so at least two calendar days prior to its decision to do so. After such two calendar days' period the Optionee shall have no further obligations, financial or otherwise, under this Agreement, except that the provisions of section "2.7" hereinbelow shall become immediately applicable to the Optionee upon providing the said notice of termination to the Optionor.

2.6 NO INTEREST IN THE PROPERTY. If the Option is so terminated in accordance with either of sections "2.4" or "2.5" hereinabove the Optionee shall have no
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the mineral interests comprising the Property, and the provisions of section
"2.7" hereinbelow shall become immediately applicable to the Optionee.

2.7 OBLIGATIONS ON TERMINATION. If the Option is terminated otherwise than upon the exercise thereof pursuant to this Article, then the Optionee shall deliver at no cost to the Optionor within 30 calendar days of such termination copies of all reports, maps, assay results and other relevant technical data compiled by or in the possession of the Optionee with respect to the mineral interests comprising the Property and not theretofore already furnished to the Optionor.

2.8 DEEMED EXERCISE OF THE OPTION. At such time as the Optionee has made each of the required Cash Payment and Trading Share issuance in accordance with section "2.2" hereinabove, within the Option Period and the time periods as specified in section "2.2", then the Option shall be deemed to have been exercised by the Optionee, and the Optionee shall have thereby, in accordance with the terms and conditions of this Agreement and without any further act required on its behalf, acquired an undivided one hundred percent (100%) legal and beneficial interest in and to the mineral property interests comprising the Property.

                                    ARTICLE 3
            REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE OPTIONOR

3.1 REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE OPTIONOR. In order to induce the Optionee to enter into and consummate this Agreement, the Optionor hereby represents to, warrants to and covenants with the Optionee, with the intent that the Optionee will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Optionor, after having made due inquiry:

        (a) the Optionor is qualified to do business in those jurisdictions where it is necessary to fulfill the Optionor's obligations under this Agreement, and the Optionor has the full power and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

        (b) the Optionor has the requisite power, authority and capacity to fulfill the Optionor's obligations under this Agreement;

        (c) the execution and delivery of this Agreement and the agreements contemplated hereby have been duly authorized by all necessary action on the Optionor's part;

        (d) this Agreement constitutes a legal, valid and binding obligation of the Optionor enforceable against the Optionor in accordance with its terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

        (e) prior to the Subject Removal Date the Optionor will have obtained all authorizations, approvals, including Regulatory Approval, or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Optionor who will be in compliance with, and have not committed any breach of,



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               any securities laws, regulations or policies of any Regulatory
               Authority to which either the Optionor or any of the mineral interests comprising the Property may be subject;

        (f) except for Regulatory Approval of this Agreement by the appropriate Regulatory Authorities, there are no other consents, approvals or conditions precedent to the performance of this Agreement which have not been obtained;

        (g) the Optionor is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which the Optionor is subject or which apply to the Optionor;

        (h) no proceedings are pending for, and the Optionor is unaware of, any basis for the institution of any proceedings leading to the placing of the Optionor in bankruptcy or subject to any other laws governing the affairs of insolvent persons;

        (i) the Optionor acknowledges that the Trading Shares will be issued, and reserved for issuance where applicable, under certain exemptions from the registration and prospectus filing requirements otherwise applicable under the Securities Act, and that, as a result, the Optionor may be restricted from using most of the remedies that would otherwise be available to the Optionor and will not receive information that would otherwise be required to be provided to the Optionor, and the Optionee is relieved from certain obligations that would otherwise apply to the Optionee, in either case, under applicable securities legislation;

        (j) the Optionor has not received, nor has the Optionor requested or does the Optionor require to receive, any offering memorandum or similar document describing the business and affairs of the Optionee in order to assist the Optionor in entering into this Agreement and in consummating the transactions contemplated herein;

        (k) the Optionor acknowledges and agrees that the Trading Shares have not been and will not be qualified or registered under the securities laws of the Province of British Columbia or under any federal or state laws of the United States and, as such, the Optionor may be restricted from selling or transferring such Trading Shares under applicable law;

        (l) the Optionor will not take any action which may require the Optionee to register with any applicable securities regulatory authority or to file a prospectus under applicable securities laws in respect of this Agreement or the transactions contemplated herein;

        (m) the Optionor is resident in the jurisdiction as set forth on the front page of this Agreement, and that all negotiations and other acts in furtherance of the execution and delivery of this Agreement by the Optionor in connection with the transactions contemplated herein have taken place and will take place solely in such jurisdiction or the Province of British Columbia;

        (n) the Optionor, through its Mexican subsidiary, is authorized to hold the legal and beneficial right to explore and develop each of the mineral interests comprising the Property and all Property Rights held by the Optionor, through its Mexican subsidiary, in and to the mineral interests comprising the Property;



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        (o)    the Optionor, through its Mexican subsidiary, beneficially holds all of the mineral interests comprising the Property free and clear of all liens, charges and claims of others;

        (p) no other person, firm or corporation has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, for the purchase from the Optionor of any interest in and to any of the mineral interests comprising the Property;

        (q) the mineral interests comprising the Property have been duly and validly located and recorded in a good and minerlike manner pursuant to applicable mining laws;

        (r) all permits and licenses covering the mineral interests comprising the Property have been duly and validly issued pursuant to applicable mining laws and are in good standing by the proper doing and filing of assessment work and the payment of all fees, taxes and rentals in accordance with the requirements of applicable mining laws and the performance of all other actions necessary in that regard;

        (s) all conditions on and relating to the mineral interests comprising the Property and the operations conducted thereon by or on behalf of the Optionor, through its Mexican subsidiary, are in compliance with all applicable laws, regulations or orders and including, without limitation, all laws relating to environmental matters, waste disposal and storage and reclamation;

        (t) there are no outstanding orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to any of the mineral interests comprising the Property and the conduct of the operations related thereto, nor has the Optionor received any notice of same;

        (u) there is no adverse claim or challenge against or to the ownership of or title to any of the mineral interests comprising the Property or which may impede the development of any of the mineral interests comprising the Property, nor, to the best of the knowledge, information and belief of the Optionor, after having made due inquiry, is there any basis for any potential claim or challenge, and, to the best of the knowledge, information and belief of the Optionor, after having made due inquiry, no person has any royalty, net profits or other interests whatsoever in any production from any of the mineral interests comprising the Property;

        (v) there are no actions, suits, proceedings or investigations (whether or not purportedly against or on behalf of the Optionor), pending or threatened, which may affect, without limitation, the rights of the Optionor to transfer any interest in and to the mineral interests comprising the Property to the Optionee at law or in equity, or before or by any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and, without limitation, there are no claims or potential claims under any relevant family relations legislation or other equivalent legislation affecting any of the mineral interests comprising the Property. In addition, the Optionor is not now aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

        (w) the Optionor has delivered to the Optionee all Property Documentation in the Optionor's possession or control relating to the mineral interests comprising the Property together with copies of all permits, permit applications and applications


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               for exploration and exploitation rights respecting any of the mineral interests comprising the Property;

        (x) the Optionor is not, nor until or at the Closing Date will the Optionor be, in breach of any provision or condition of, nor has the Optionor done or omitted to do anything that, with or without the giving of notice or lapse or both, would constitute a breach of any provision or condition of, or give rise to any right to terminate or cancel or accelerate the maturity of any payment under, any deed of trust, contract, certificate, consent, permit, license or other instrument to which the Optionor is a party, by which the Optionor is bound or from which the Optionor derives benefit, any judgment, decree, order, rule or regulation of any court or governmental authority to which the Optionor is subject, or any statute or regulation applicable to the Optionor, to an extent that, in the aggregate, has a material adverse affect on either the Optionor or on any of the mineral interests comprising the Property;

        (y) the Optionor will give to the Optionee, within at least two calendar days prior to the Closing Date, by written notice, particulars of:

               (i) each occurrence within the Optionor's knowledge after the Execution Date of this Agreement that, if it had occurred before the Execution Date, would have been contrary to any of the Optionor's representations or warranties contained herein; and

               (ii) each occurrence or omission within the Optionor's knowledge after the Execution Date that constitutes a breach of any of the Optionor's covenants contained in this Agreement;

        (z) the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

               (i) conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which the Optionor is subject, or constitute or result in a default under any agreement, contract or commitment to which the Optionor is a party;

               (ii) give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which the Optionor is a party;

               (iii) give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to the Optionor which is necessary or desirable in connection with the conduct and operations of the Optionor's business and the ownership or leasing of the Optionor's business assets; or

               (iv) constitute a default by the Optionor, or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any



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                      indebtedness of the Optionor which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument;

        (aa) neither this Agreement nor any other document, certificate or statement furnished to the Optionee by or on behalf of the Optionor in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading which would likely affect the decision of the Optionee to enter into this Agreement; and

        (ab) the Optionor is not aware of any fact or circumstance which has not been disclosed to the Optionee which should be disclosed in order to prevent the representations, warranties and covenants contained in this section from being misleading or which would likely affect the decision of the Optionee to enter into this Agreement.

3.2 CONTINUITY OF THE REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE OPTIONOR. The representations, warranties and covenants by the Optionor contained in this Article "3", or in any certificates or documents delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, will be true at and as of the Closing Date as though such representations, warranties and covenants were made at and as of such time. Notwithstanding any investigations or inquiries made by the Optionee or by the Optionee's professional advisors prior to the Closing Date, or the waiver of any condition by the Optionee, the representations, warranties and covenants of the Optionor contained in this Article "3" shall survive the Closing Date and shall continue in full force and effect for a period of 90 calendar days from the Closing Date; provided, however, that the Optionor shall not be responsible for the breach of any representation, warranty or covenant of the Optionor contained herein caused by any act or omission of the Optionee prior to the Execution Date hereof of which the Optionor was unaware or as a result of any action taken by the Optionee after the Execution Date. In the event that any of the said representations, warranties or covenants are found by a court of competent jurisdiction to be incorrect and such incorrectness results in any loss or damage sustained directly or indirectly by the Optionee, then the Optionor will pay the amount of such loss or damage to the Optionee within 30 calendar days of receiving notice of judgment therefor; provided, however, that the Optionee will not be entitled to make any claim unless the loss or damage suffered may exceed the amount of U.S. $1,000.

                                    ARTICLE 4
            WARRANTIES, REPRESENTATIONS AND COVENANTS BY THE OPTIONEE

4.1 WARRANTIES, REPRESENTATIONS AND COVENANTS BY THE OPTIONEE. In order to induce the Optionor to enter into and consummate this Agreement, the Optionee hereby warrants to, represents to and covenants with the Optionor, with the intent that the Optionor will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Optionee, after having made due inquiry:

        (a) the Optionee is a corporation duly incorporated under the laws of the State of Delaware, U.S.A., is validly existing and is in good standing with respect to all statutory filings required by the State of Delaware;



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        (b)    the Optionee is qualified to do business in those jurisdictions where it is necessary to fulfill the Optionee's obligations under this Agreement, and the Optionee has the full power and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

        (c) the execution and delivery of this Agreement and the agreements contemplated hereby has been duly authorized by all necessary corporate action on the Optionee's part;

        (d) prior to the Subject Removal Date the Optionee will have obtained all authorizations, approvals, including Regulatory Approval, or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Optionee who will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Optionee may be subject;

        (e) except for Regulatory Approval of this Agreement by the appropriate Regulatory Authorities, there are no other consents, approvals or conditions precedent to the performance of this Agreement which have not been obtained;

        (f) this Agreement constitutes a legal, valid and binding obligation of the Optionee enforceable against the Optionee in accordance with its terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

        (g) all of the issued and outstanding shares of the Optionee are listed and posted for trading on the Exchange, and the Optionee is not in material default of any of the terms and conditions of its listing agreement with the Exchange or of any of the rules and policies of the Exchange;

        (h) the Optionee will allot and issue the Trading Shares during the Option Period and in accordance with section "2.2" hereinabove as fully paid and non-assessable in the capital of the Optionee, free and clear of all actual or threatened liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever, other than hold periods or other restrictions imposed under applicable securities legislation or by securities regulatory authorities, including the Exchange;

        (i) the Optionee is not aware of any court order which restricts or prevents the issuance by the Optionee of any shares from treasury;

        (j) the shares in the capital of the Optionee are not subject to or affected by any actual or, to the knowledge of the Optionee, pending or threatened cease trading, compliance or denial of use of exemptions orders of, or action, investigation or proceeding by or before, any securities regulatory authority, court, administrative agency or other tribunal;



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                                      -12-



        (k) the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

               (i) conflict with or result in a breach of or violate any of the terms, conditions or provisions of the incorporation documents of the Optionee;

               (ii) conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which the Optionee is subject, or constitute or result in a default under any agreement, contract or commitment to which the Optionee is a party;

               (iii) give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which the Optionee is a party;

               (iv) give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to the Optionee which is necessary or desirable in connection with the conduct and operations of the Optionee's business and the ownership or leasing of the Optionee's business assets; or

               (v) constitute a default by the Optionee or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of the Optionee which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument;

        (l) neither this Agreement nor any other document, certificate or statement furnished to the Optionor by or on behalf of the Optionee in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading; and

        (m) the Optionee is not aware of any fact or circumstance which has not been disclosed to the Optionor which should be disclosed in order to prevent the representations, warranties and covenants contained in this section from being misleading or which would likely affect the decision of the Optionor to enter into this Agreement.

4.2 CONTINUITY OF THE REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE OPTIONEE. The representations, warranties and covenants of the Optionee contained in this Article "4", or in any certificates or documents delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, will be true at and as of the Closing Date as though such representations, warranties and covenants were made at and as of such time. Notwithstanding any investigations or inquiries made by the Optionor or by the Optionor's professional advisors prior to the Closing Date, or the waiver of any condition by the Optionor, the representations, warranties and covenants of the Optionee contained in this Article


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                                      -13-


"4" shall survive the Closing Date and shall continue in full force and effect for a period of 90 calendar days from the Closing Date; provided, however, that the Optionee shall not be responsible for the breach of any representation, warranty or covenant of the Optionee contained herein caused by any act or omission of the Optionor prior to the Execution Date hereof of which the Optionee was unaware or as a result of any action taken by the Optionor after the Execution Date. In the event that any of the said representations, warranties or covenants are found by a court of competent jurisdiction to be incorrect and such incorrectness results in any loss or damage sustained directly or indirectly by the Optionor, then the Optionee will pay the amount of such loss or damage to the Optionor within 30 calendar days of receiving notice of judgment therefor; provided, however, that the Optionor will not be entitled to make any claim unless the loss or damage suffered may exceed the amount of $1,000.

                                    ARTICLE 5
                         CONDITIONS PRECEDENT TO CLOSING

5.1 THE OPTIONOR'S CONDITIONS PRECEDENT. The rights, duties and obligations of the Optionor under this Agreement are subject to the following conditions precedent for the exclusive benefit of the Optionor fulfilled in all material aspects in the reasonable opinion of the Optionor or to be waived by the Optionor as soon as possible after the Execution Date, however, unless specifically indicated as otherwise, not later than 10 calendar days after the Execution Date (such date being the "Subject Removal Date"):

        (a) the representations, warranties and covenants of the Optionee contained herein shall be true and correct as of and on the Subject Removal Date;

        (b) the Optionee shall have complied with all warranties, representations, covenants and agreements herein agreed to be performed or caused to be performed by the Optionee on or before the Subject Removal Date;

        (c) the Optionee will have obtained all authorizations, approvals, including Regulatory Approval, or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Optionee who will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Optionee may be subject;

        (d) all matters which, in the opinion of counsel for the Optionor, are material in connection with the transactions contemplated by this Agreement shall be subject to the favourable opinion of such counsel, and all relevant records and information shall be supplied to such counsel for that purpose;

        (e) no material loss or destruction of or damage to the Optionee shall have occurred since the Execution Date; and

        (f) no action or proceeding at law or in equity shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit:



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                                      -14-



               (i) the purchase or transfer of any interest in and to the mineral interests comprising the Property as contemplated by this Agreement or the right of the Optionor to dispose of any interest in and to any of the mineral interests comprising the Property; or

               (ii) the right of the Optionee to conduct the Optionee's operations and carry on, in the normal course, the Optionee's business and operations as the Optionee has carried on in the past.

5.2 THE OPTIONOR'S WAIVER OF CONDITIONS PRECEDENT. The conditions precedent set forth in section "5.1" hereinabove are for the exclusive benefit of the Optionor and may be waived by the Optionor in writing and in whole or in part at any time after the Execution Date, however, unless specifically indicated as otherwise, not later than five calendar days prior to the Subject Removal Date.

5.3 THE OPTIONEE'S CONDITIONS PRECEDENT. The rights, duties and obligations of the Optionee under this Agreement are subject to the following conditions precedent for the exclusive benefit of the Optionee fulfilled in all material aspects in the reasonable opinion of the Optionee or to be waived by the Optionee as soon as possible after the Execution Date, however, unless specifically indicated as otherwise, not later than five calendar days prior to the Subject Removal Date:

        (a) the representations, warranties and covenants of the Optionor contained herein shall be true and correct as of and on the Subject Removal Date;

        (b) the Optionor shall have complied with all warranties, representations, covenants and agreements herein agreed to be performed or caused to be performed by the Optionor on or before the Subject Removal Date;

        (c) the Optionor will have obtained all authorizations, approvals, including Regulatory Approval, or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Optionor who will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Optionor may be subject;

        (d) all matters which, in the opinion of counsel for the Optionee, are material in connection with the transactions contemplated by this Agreement shall be subject to the favourable opinion of such counsel, and all relevant records and information shall be supplied to such counsel for that purpose;

        (e) no material loss or destruction of or damage to any of the mineral interests comprising the Property shall have occurred since the Execution Date;

        (f) no action or proceeding at law or in equity shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit:

               (i) the sale or transfer of any interest in and to the mineral interests comprising the Property as contemplated by this Agreement or the right of


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                                      -15-



                      the Optionee to acquire any interest in and to any of the mineral interests comprising the Property; or

               (ii) the right of the Optionee to conduct the Optionee's operations and carry on, in the normal course, the Optionee's business and operations as the Optionee has carried on in the past.

        (g) the delivery to the Optionee by the Optionor, on a confidential basis, of all Property Documentation and including, without limitation,:

               (i) a copy of all material contracts, agreements, reports and title information of any nature respecting any of the mineral interests comprising the Property; and

               (ii) details of any lawsuits, claims or potential claims relating to any of the mineral interests comprising the Property of which the Optionor is aware and the Optionee is unaware; and

        (h) the completion by the Optionee and by the Optionee's professional advisors of a thorough due diligence and operations review of the mineral property interests comprising the Property, of the business and operations of the Optionor and of the transferability of the mineral interests comprising the Property as contemplated by this Agreement, to the sole and absolute satisfaction of the Optionee.

5.4 OPTIONEE'S WAIVER OF CONDITIONS PRECEDENT. The conditions precedent set forth in section "5.3" hereinabove are for the exclusive benefit of the Optionee and may be waived by the Optionee in writing and in whole or in part at any after the Execution Date, however, unless specifically indicated as otherwise, not later than five calendar days prior to the Subject Removal Date.

                                    ARTICLE 6
                          CLOSING AND EVENTS OF CLOSING

6.1 CLOSING AND CLOSING DATE. Subject to the prior and due and complete exercise of the Option by the Optionee in accordance with Article "2" hereinabove, the closing (the "Closing") of the within purchase and delivery of an undivided one hundred percent (100%) legal and beneficial interest in and to the mineral interests comprising the Property, as contemplated in the manner as set forth in Article "2" hereinabove, together with all of the transactions contemplated by this Agreement, shall occur on the day which is two calendar days following the due and complete exercise of the Option by the Optionee in accordance with section "2.2" hereinabove (the "Closing Date"), or on such earlier or later Closing Date as may be agreed to in advance and in writing by each of the Parties hereto, and will be closed at the offices of the Devlin Jensen, Barristers and Solicitors (herein the "Escrow Agent"), at Suite 2550, 555 West Hastings Street, Vancouver, British Columbia, V6B 4N5, at 2:00 p.m. (Vancouver time) on the Closing Date.

6.2 LATEST CLOSING DATE. If the Closing Date has not occurred by 5:00 p.m. (Vancouver time) on June 10, 1999 this Agreement will be terminated and unenforceable unless the Parties hereto agree in writing to grant an extension of the Closing Date.

6.3 DOCUMENTS TO BE DELIVERED BY THE OPTIONOR PRIOR TO THE CLOSING DATE. Not later than two calendar days prior to the Closing Date, and in addition to the documentation which is required by the agreements and conditions precedent which are set forth in Articles "2"



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                                      -16-



and "5" hereinabove, the Optionor shall also execute and deliver, or cause to be delivered, to the Escrow Agent all such other documents, resolutions and instruments as may be necessary, in the opinion of counsel for the Optionee, acting reasonably, to complete all of the transactions contemplated by this Agreement and including, without limitation, the necessary transfer of an undivided one hundred percent (100%) legal and beneficial interest in and to the mineral interests comprising the Property to the Optionee free and clear of all liens, charges and encumbrances, and in particular including, but not being limited to, the following materials:

        (a) all documentation as may be necessary and as may be required by the solicitors for the Optionee, acting reasonably, to ensure that an undivided one hundred percent (100%) legal and beneficial interest in and to the mineral interests comprising the Property has been duly transferred and assigned and is registerable in the name of and for the benefit of the Optionee under the laws of Mexico;

        (b) all necessary deeds, conveyances, bills of sale, assurances, transfers, assignments and consents, including all necessary consents and approvals, and any other documents necessary or reasonably required to effectively transfer an undivided one hundred percent (100%) legal and beneficial registerable interest in and to the mineral interests comprising the Property to the Optionee with good and marketable title, free and clear of all mortgages, liens, charges, pledges, claims, security interests or encumbrances whatsoever;

        (c) all necessary consents and approvals in writing to the completion of the transactions contemplated herein and including, without limitation, Regulatory Approval from all Regulatory Authorities having jurisdiction over either the Optionor or any of the mineral interests comprising the Property;

        (d)    any remaining Property Documentation; and

        (e) all such other documents and instruments as the Optionee and the Optionee's solicitors may reasonably require.

6.4 DOCUMENTS TO BE DELIVERED BY THE OPTIONEE PRIOR TO THE CLOSING DATE. Not later than two calendar days prior to the Closing Date, and in addition to the documentation which is required by the agreements and conditions precedent which are set forth in Articles "2" and "5" hereinabove , the Optionee shall also execute and deliver, or cause to be delivered, to the Escrow Agent all such other documents, resolutions and instruments as are necessary, in the opinion of counsel for the Optionor, acting reasonably, to complete all of the transactions contemplated by this Agreement and including, without limitation, effectively accepting the transfer to the Optionee of an undivided one hundred percent (100%) legal and beneficial interest in and to the mineral interests comprising the Property free and clear of all liens, charges and encumbrances, and in particular including, but not being limited to, the following materials:

        (a) a certified copy of the resolutions of the directors of the Optionee providing for the approval of the terms and conditions of this Agreement and all of the transactions contemplated hereby;

        (b) all necessary consents and approvals in writing to the completion of the transactions contemplated herein and including, without limitation, Regulatory Approval from all Regulatory Authorities having jurisdiction over the Optionee; and

        (c) all such other documents and instruments as the Optionor and the Optionor's solicitors may reasonably require.



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                                    ARTICLE 7
               APPOINTMENT OF ESCROW AGENT AND TRANSFER DOCUMENTS

7.1 APPOINTMENT OF ESCROW AGENT. The Parties hereto hereby acknowledge and appoint the Escrow Agent as escrow agent herein.

7.2 ESCROW OF TRANSFER DOCUMENTS. Subject to and in accordance with the terms and conditions hereof and the requirements of Articles "2", "5" and "6" hereinabove, and without in any manner limiting the obligations of each of the Parties hereto as contained therein and hereinabove, it is hereby acknowledged and confirmed by the Parties hereto that each of the Parties will execute, deliver, or cause to be delivered, all such documentation as may be required by the requirements of Articles "2", "5" and "6" hereinabove (herein, collectively, the "Transfer Documents") and deposit the same with the Escrow Agent, or with such other mutually agreeable escrow agent, together with a copy of this Agreement, there to be held in escrow for release by the Escrow Agent to the Parties in accordance with the strict terms and provisions of Articles "2" and "6" hereinabove.

7.3 RESIGNATION OF ESCROW AGENT. The Escrow Agent may resign from its duties and responsibilities if it gives each of the Parties hereto two calendar days' written notice in advance. Upon receipt of notice of the Escrow Agent's intention to resign the Parties shall, within two calendar days, select a replacement escrow agent and jointly advise the Escrow Agent in writing to deliver the Transfer Documents to the replacement escrow agent. If the Parties fail to agree on a replacement escrow agent within two calendar days of such notice, the replacement escrow agent shall be selected by a Judge of the Supreme Court of the Province of British Columbia upon application by any Party hereto. The Escrow Agent shall continue to be bound by this Agreement until the replacement escrow agent has been selected and the Escrow Agent receives and complies with the joint instructions of the Parties to deliver the Transfer Documents to the replacement escrow agent. The Parties agree to enter into an escrow agreement substantially in the same form of this Agreement with the replacement escrow agent.

7.4 INSTRUCTIONS TO ESCROW AGENT. Instructions given to the Escrow Agent pursuant to this Agreement shall be given by duly authorized signatories of the respective Parties hereto.

7.5 NO OTHER DUTIES OR OBLIGATIONS. The Escrow Agent shall have no duties or obligations other than those specifically set forth in this Article.

7.6 NO OBLIGATION TO TAKE LEGAL ACTION. The Escrow Agent shall not be obligated to take any legal action hereunder which might, in its judgment, involve any expense or liability unless it shall have been furnished with a reasonable indemnity by all of the Parties hereto together with such other third parties as the Escrow Agent may require in its sole and absolute discretion.

7.7 NOT BOUND TO ANY OTHER AGREEMENTS. The Escrow Agent is not bound in any way by any other contract or agreement between the Parties hereto whether or not it has knowledge thereof or of its terms and conditions and its only duty, liability and responsibility shall be to hold and deal with the Transfer Documents as herein directed.

7.8 NOTICE. The Escrow Agent shall be entitled to assume that any notice and evidence received by it pursuant to these instructions from anyone has been duly executed by the Party by whom it purports to have been signed and that the text of any notice and evidence is accurate and the truth. The Escrow Agent shall not be obliged to inquire into the sufficiency or authority of the text or any signatures appearing on such notice or evidence.



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                                      -18-



7.9 INDEMNITY. The Parties hereto, jointly and severally, covenant and agree to indemnify the Escrow Agent and to hold it harmless against any loss, liability or expense incurred, without negligence or bad faith on its part, arising out of or in connection with the administration of its duties hereunder and including, without limitation, the costs and expenses of defending itself against any claim or liability arising therefrom.

7.10 NOT REQUIRED TO TAKE ANY ACTION. In the event of any disagreement between any of the Parties hereto to these instructions or between them or either or any of them and any other person resulting in adverse claims or demands being made in connection with the Transfer Documents, or in the event that the Escrow Agent should take action hereunder, it may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists and, in any such event, it shall not be or become liable in any way or to any person for its failure or refusal to act and it shall be entitled to continue so to refrain from acting until:

        (a) the rights of all Parties shall have been fully and finally adjudicated by a court of competent jurisdiction; or

        (b) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons and it shall have been notified thereof in writing signed by all such persons.

                                    ARTICLE 8
                           DUE DILIGENCE INVESTIGATION

8.1 DUE DILIGENCE. Each of the Parties hereto shall forthwith conduct such further due diligence examination of the other Parties hereto as it deems appropriate.

8.2 CONFIDENTIALITY. Each Party may in a reasonable manner carry out such investigations and due diligence as to the other Parties hereto, at all times subject to the confidentiality provisions of Articles "9" and "10" hereinbelow, as each Party deems necessary. In that regard the Parties agree that each shall have full and complete access to, if and where applicable, the other Parties' respective books, records, financial statements and other documents, articles of incorporation, by-laws, minutes of Board of Directors' meetings and its committees, investment agreements, material contracts and as well as such other documents and materials as the Parties hereto, or their respective solicitors, may deem reasonable and necessary to conduct an adequate due diligence investigation of each Party and its respective operations and financial condition prior to the Closing.

                                    ARTICLE 9
                                 NON-DISCLOSURE

9.1 NON-DISCLOSURE. Subject to the provisions of section "9.3" hereinbelow, the Parties hereto, for themselves and, if and where applicable, their officers, directors, shareholders, consultants, employees and agents, agree that they each will not disseminate or disclose, or knowingly allow, permit or cause others to disseminate or disclose to third parties who are not subject to express or implied covenants of confidentiality, without the other Parties' express written consent, either: (i) the fact or existence of this Agreement or discussions and/or negotiations between them involving, inter alia, possible business transactions; (ii) the possible substance or content of those discussions; (iii) the possible terms and conditions of any proposed transaction; (iv) any statements or representations (whether verbal or written) made by either


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                                      -19-



Party in the course of or in connection with those discussions; or (v) any written material generated by or on behalf of any Party and such contacts, other than such disclosure as may be required under applicable securities legislation or regulations, pursuant to any order of a court or on a "need to know" basis to each of the Parties' respective professional advisors.

9.2 DOCUMENTATION. Any document or written material generated by either Party hereto in the course of, or in connection with, the due diligence investigations conducted pursuant to this Agreement shall be marked "Confidential" and shall be treated by each Party as a trade secret of the other Parties. Upon termination of this Agreement prior to Closing all copies of any and all documents obtained by any Party from any other Party herein, whether or not marked "Confidential", shall be returned to the other Parties forthwith.

9.3 PUBLIC ANNOUNCEMENTS. Notwithstanding the provisions of this Article, the Parties hereto agree to make such public announcements of this Agreement promptly upon its execution in accordance with the requirements of applicable securities legislation and regulations.

                                   ARTICLE 10
                             PROPRIETARY INFORMATION

10.1 CONFIDENTIAL INFORMATION. Each Party hereto acknowledges that any and all information which a Party may obtain from, or have disclosed to it, about the other Parties constitutes valuable trade secrets and proprietary confidential information of the other Parties (collectively, the "Confidential Information"). No such Confidential Information shall be published by any Party without the prior written consent of the other Parties hereto; however, such consent in respect of the reporting of factual data shall not be unreasonably withheld and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws. Furthermore, each Party hereto undertakes not to disclose the Confidential Information to any third party without the prior written approval of the other Parties hereto and to ensure that any third party to which the Confidential Information is disclosed shall execute an agreement and undertaking on the same terms as contained herein.

10.2 IMPACT OF BREACH OF CONFIDENTIALITY. The Parties hereto acknowledge and agree that the Confidential Information is important to the respective businesses of each of the Parties and that, in the event of disclosure of the Confidential Information, except as authorized hereunder, the damage to each of the Parties hereto, or to either of them, may be irreparable. For the purposes of the foregoing sections the Parties recognize and hereby agree that a breach by any of the Parties of any of the covenants therein contained would result in irreparable harm and significant damage to each of the other Parties that would not be adequately compensated for by monetary award. Accordingly, the Parties agree that in the event of any such breach, in addition to being entitled as a matter of right to apply to a court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof, any such Party will also be liable to the other Parties, as liquidated damages, for an amount equal to the amount received and earned by such Party as a result of and with respect to any such breach. The Parties also acknowledge and agree that if any of the aforesaid restrictions, activities, obligations or periods are considered by a court of competent jurisdiction as being unreasonable, the Parties agree that said court shall have authority to limit such restrictions, activities or periods as the court deems proper in the circumstances. In addition, the Parties further acknowledge and agree that all restrictions or obligations in this Agreement are necessary and fundamental to the protection of the respective businesses of each of the Parties and are reasonable and valid, and all defenses to the strict enforcement thereof by either of the Parties are hereby waived by the other Parties.



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                                      -20-



                                   ARTICLE 11
                                  FORCE MAJEURE

11.1 EVENTS. If any Party hereto is at any time prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

11.2 NOTICE. A Party shall, within three calendar days, give notice to the other Parties of each event of force majeure under section "11.1" hereinabove and, upon cessation of such event, shall furnish the other Parties with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

                                   ARTICLE 12
                                   ARBITRATION

12.1 MATTERS FOR ARBITRATION. The Parties hereto agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof.

12.2 NOTICE. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than two calendar days' prior written notice of its intention to do so to the other Parties together with particulars of the matter in dispute. On the expiration of such two calendar days the Party who gave such notice may proceed to refer the dispute to arbitration as provided in section "12.3" hereinbelow.

12.3 APPOINTMENTS. The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Parties of such appointment, and the other Parties shall, within two calendar days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within two calendar days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairperson of the arbitration herein provided for. If the other Parties shall fail to appoint an arbitrator within two calendar days after receiving notice of the appointment of the first arbitrator, or if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairperson, the chairperson shall be appointed under the provisions of the Arbitration Act. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Act. The chairperson, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Vancouver, British Columbia, for the purpose of hearing the evidence and representations of the Parties, and such arbitrator shall preside over the arbitration and determine all questions of procedure not provided for under such Arbitration Act or this section. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award.



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                             -- Azco Mining Inc. --

12.4 AWARD. The Parties hereto agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

                                   ARTICLE 13
                             DEFAULT AND TERMINATION

18.1 DEFAULT. The Parties hereto agree that if any Party hereto is in default with respect to any of the provisions of this Agreement (herein called the "Defaulting Party"), the non-defaulting Parties (herein called, collectively, the "Non-Defaulting Party") shall give notice to the Defaulting Party designating such default, and within two calendar days after its receipt of such notice, the Defaulting Party shall either:

        (a) cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or

        (b) give the Non-Defaulting Party notice that it denies that such default has occurred and that it is submitting the question to arbitration as herein provided.

13.2 ARBITRATION. If arbitration is sought a Party shall not be deemed in default until the matter shall have been determined finally by appropriate arbitration under the provisions of Article "12" hereinabove.

13.3 CURING THE DEFAULT. If:

        (a) the default is not so cured or the Defaulting Party does not commence or diligently proceed to cure the default; or

        (b)    arbitration is not so sought; or

        (c) the Defaulting Party is found in arbitration proceedings to be in default, and fails to cure it within two calendar days after the rendering of the arbitration award,

the Non-Defaulting Party may, by written notice given to the Defaulting Party at any time while the default continues, terminate the interest of the Defaulting Party in and to this Agreement.

13.4 TERMINATION. In addition to the foregoing it is hereby acknowledged and agreed by the Parties hereto that this Agreement will be immediately terminated in the event that:

        (a) the Option is terminated in accordance with section "2.4" hereinabove;

        (b) either of the Parties hereto has either not satisfied or waived each of their respective conditions precedent prior to the Subject Removal Date in accordance with the provisions of Article "5" hereinabove;

        (c) the conditions specified in section "5.1" hereinabove have not been satisfied by May 30, 1999;

        (d) either of the Parties hereto has failed to deliver, or caused to be delivered, any of their respective materials required to be delivered in accordance with Articles "5" and "6" hereinabove prior to each of the Subject Removal Date and the Closing Date in accordance with the provisions of Articles "5" and "6" hereinabove;



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                             -- Azco Mining Inc. --

        (e) either of the Parties hereto has not provided a satisfactory report on its respective due diligence as contemplated in accordance with Articles "5" and "6" hereinabove;

        (f) the Closing Date has not occurred by 5:00 p.m. (Vancouver time) on June 10, 1999; or

        (g)    by agreement in writing by each of the Parties hereto;

and in such event this Agreement will be terminated and be of no further force and effect other than the obligations under each of section "2.7" and Articles "9" and "10" hereinabove.

                                   ARTICLE 14
                               GENERAL PROVISIONS

14.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties hereto with respect to the subject matter of this Agreement.

14.2 ENUREMENT. This Agreement will enure to the benefit of and will be binding upon the Parties hereto and their respective heirs, executors, administrators and assigns.

14.3 SCHEDULE. The Schedule to this Agreement is hereby incorporated by reference into this Agreement in its entirety.

14.4 TIME OF THE ESSENCE. Time will be of the essence of this Agreement.

14.5 REPRESENTATION AND COSTS. It is hereby acknowledged by each of the Parties hereto that, as between the Parties hereto, Devlin Jensen, Barristers and Solicitors, acts solely for the Optionee, and that the Optionor has been advised by each of Devlin Jensen and the Optionee to obtain independent legal advice with respect to the Optionor's respective review and execution of this Agreement. In addition, it is hereby further acknowledged and agreed by the Parties hereto that each Party to this Agreement will bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by Devlin Jensen shall be at the cost of the Optionee.

14.6 APPLICABLE LAW. The situs of this Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and the courts prevailing in the Province of British Columbia.

14.7 FURTHER ASSURANCES. The Parties hereto hereby, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties hereto or their respective counsel in order to carry out the true nature and intent of this Agreement.

14.8 CURRENCY. Unless otherwise stipulated, all payments required to be made pursuant to the provisions of this Agreement and all money amount references contained herein are in lawful currency of the United States of America.



                     -- Mineral Property Option Agreement --

                             -- Azco Mining Inc. --

14.9 SEVERABILITY AND CONSTRUCTION. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to any of the Parties hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).

14.10 CAPTIONS. The captions, section numbers and Article numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

14.11 NOTICE. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a Post Office in North America addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third calendar day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee. Either Party may at any time and from time to time notify the other Parties in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

14.12 COUNTERPARTS. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary and, if required, by facsimile, each of which so signed being deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the Execution Date as set forth on the front page of this Agreement.

14.13 NO PARTNERSHIP OR AGENCY. The Parties hereto have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of any other Party, nor create any fiduciary relationship between them for any purpose whatsoever. No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the Parties or as otherwise expressly provided.

14.14 CONSENTS AND WAIVERS. No consent or waiver expressed or implied by either Party hereto in respect of any breach or default by any other Party in the performance by such other of its obligations hereunder shall:

        (a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

        (b) be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

        (c) constitute a general waiver under this Agreement; or

        (d) eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.



                     -- Mineral Property Option Agreement --

                             -- Azco Mining Inc. --

               IN WITNESS WHEREOF each of the Parties hereto have hereunto set their respective hands and seals in the presence of their duly authorized signatories effective as of the Execution Date as set forth in the front page of this Agreement.

The CORPORATE SEAL of                       )
MINERA CORTEZ RESOURCES LTD.,               )
the Optionor herein, was hereunto affixed   )
in the presence of:                         )                    (C/S)
                                            )
__________________________________________  )
Authorized Signatory                        )

The CORPORATE SEAL of                       )
AZCO MINING INC.,                           )
the Optionee herein, was hereunto affixed   )
in the presence of:                         )                    (C/S)
                                            )
__________________________________________  )
Authorized Signatory                        )



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